UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2011

LINN ENERGY, LLC
 (Exact name of registrant as specified in its charter)
Delaware	000-51719	65-1177591
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

600 Travis, Suite 5100
Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (281) 840-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 1, 2011, Linn Energy, LLC (the “Company”) announced that effective December 31, 2011 (the ”Retirement Date”), Michael C. Linn, who founded the Company  in 2003,  is retiring as an executive officer of the Company and will step down as Executive Chairman of the Board of Directors.  Mr. Linn will continue to serve on the Company’s Board as a director with the title Director and Founder.  Mark E. Ellis will add the role of Chairman of the Board to his responsibilities as President and Chief Executive Officer.

In connection with his retirement, Mr. Linn and the Company have entered into a Retirement Agreement, dated November 29, 2011,  which replaces and supersedes Mr. Linn’s existing employment agreement with the Company.  The terms of the Retirement Agreement provide for a lump sum cash retirement payment to Mr. Linn of $6 million, as well as payment of  Mr. Linn’s target bonus for 2011 of $505,000, each to be paid on the Retirement Date, plus not later than March 15, 2012, payment of any actual bonus amount payable in excess of the target bonus.  Mr. Linn will continue to be eligible for coverage under the Company’s benefit plans, subject to his payment of 100% of the applicable premiums that would otherwise be payable under COBRA.

Mr. Linn’s service as a director will constitute a continuation of service with the Company for purposes of the vesting of his existing restricted units granted under the Company’s Amended and Restated Long Term Incentive Plan, provided that Mr. Linn’s grant agreements will be amended to provide for full vesting in the event he is not re-nominated or reelected as a director.  The grant agreements governing Mr. Linn’s existing unit options will be amended to provide for extension of the option term until the earlier of the existing expiration date or one year following termination of his service as a director.

 The Retirement Agreement also contains certain confidentiality provisions, non-compete and non-solicitation obligations and other customary provisions and provides for a general release.

The description of the Retirement Agreement set forth above is qualified in its entirety by the Retirement Agreement, which is filed with this Report as Exhibit 10.1 and is incorporated herein by reference.  A copy of the press release announcing Mr. Linn’s retirement and Mr. Ellis’s transition to Chairman of the Board  is attached to this Report as Exhibit 99.1 and is incorporated into this Item 5.02 by reference.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.
10.1	Retirement Agreement, dated as of November 29, 2011, by and among Linn Operating, Inc., Linn Energy, LLC and Michael C. Linn
99.1	Press Release of Linn Energy, LLC dated December 1, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.
LINN ENERGY, LLC

Date: December 1, 2011	By:	/s/ CHARLENE A. RIPLEY
Charlene A. Ripley
Senior Vice President and General Counsel